Exhibit 1.1

QGOG CONSTELLATION S.A.

[                ] Common Shares

Underwriting Agreement

[            ], 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Itau BBA USA Securities Inc.

As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

QGOG Constellation S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”) having its registered office at 40, avenue Monterey, L-2163 Luxembourg and registered with the Luxembourg register of commerce and companies under number B163.424, proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [                ] common shares, having a par value of $1.00 per common share, of the Company (the “Underwritten Shares”)., at the option of the Underwriters, up to an additional [                ] common shares of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The common shares of the Company outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333- 185927), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [            ], 2013 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [                    ] [A/P].M., New York City time, on             , 2013.

2. Purchase of the Shares by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $[        ].

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice with respect to any exercise of such option after the Closing Date shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, NY 10005 at 10:00 A.M., New York City time, on [            ], 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares, which shall not be later than the seventh business day after such notice is given. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Milbank, Tweed, Hadley & McCloy specified above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters to the extent it deems appropriate and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in subclause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, which approval shall not be unreasonably withheld. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment, taken as a whole, complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the

Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus (including any amendment or supplement thereto, if applicable) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Financial Statements. The unaudited condensed consolidated interim financial information and the audited combined financial statements (including the related notes thereto) of the Company and its subsidiaries, in each case included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such unaudited condensed consolidated interim financial information and the audited combined financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the Internal Accounting Standards Board, applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company and its subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(f) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been (i) any change or development that would, individually or in the aggregate, cause a Material Adverse Effect (as defined below), (ii) any transaction, which is material to the Company and its subsidiaries taken as a whole, entered into by the Company or any of its subsidiaries, (iii) any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, (iv) any change in the share capital or material increase in outstanding indebtedness of the Company or any of its subsidiaries, taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries suffered any loss or interference in its business as a result of (i) fire, explosion, flood, or any other calamity, whether covered by insurance or not or (ii) any labor loss or lawsuit, order or decree, in each case that has had or could be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean (i) any material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole and (ii) any material adverse effect on the ability of the Company, to perform its obligations under this Agreement.

(g) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (where such concept is recognized in the relevant jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (where such concept is recognized in the relevant jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all of the issued and outstanding share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws and were not issued in violation of, and are free of, any preemptive right, resale right, right of first refusal or similar right except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock”; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all of the outstanding capital shares of each of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid, have been issued in compliance with all applicable laws and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are directly or indirectly owned by the Company free and clear of any security interest, other encumbrance or adverse claim.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company; the Company has full power and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, liquidation, reorganization, controlled management, moratorium, reprieve of payment and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the description of this Agreement in the Registration Statement, the Pricing Disclosure Package and the Prospectus constitutes an accurate summary of the rights and obligations of the parties to this Agreement in all material respects.

(j) The Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. Upon the sale of the Shares pursuant to this Agreement, all right, title and interest in the Shares to be sold in accordance with such agreements will be transferred to the purchasers of such Shares free and clear of all liens, encumbrances, security interests, claims of first refusal, tag along or similar rights. The issuance of the Shares will not be subject to any preemptive or similar rights.

(k) No Violation or Default. Neither the Company nor any of its subsidiaries is in violation or breach of or default under (nor has any event occurred that with notice, lapse of time, or both would result in any violation or breach of or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) the articles or memorandum of association, charter or by-laws or similar governing documents of the Company or any of its subsidiaries, (ii) any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected or (iii) any statute, law, rule, regulation, decision or order of any governmental agency or body or any court or stock exchange, domestic or foreign, having jurisdiction over the Company, or any of its subsidiaries or any of their respective properties, except with respect to clauses (ii) and (iii) for any violation, breach or default that would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Conflicts. Neither the execution, delivery or performance of this Agreement nor the sale of the Shares or the consummation of the transactions contemplated in this Agreement will conflict with or result in any violation, breach of or result in a default under (nor constitute any event that with notice, lapse of time, or both would result in a conflict with, violation or breach of or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) the articles or memorandum of association, charter or by-laws or similar governing documents of the Company or any of its subsidiaries, (ii) any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected or (iii) any Luxembourg, U.S. or Brazilian federal, state or local law or any foreign law, regulation or rule or any decree, judgment or order, in each case, applicable to the Company or any of its subsidiaries, except with respect to clauses (ii) and (iii) for any violation, breach or default that would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) No Consents Required. No approval, authorization, consent or order of or filing with any United States, Luxembourg or Brazilian federal, state or local or any other foreign governmental or regulatory commission, board, body, authority or agency in any jurisdiction is required in connection with the sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) the registration of the Shares under the Securities Act, (ii) the listing of the Shares on the New York Stock Exchange, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made, (iv) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(n) Proper Legal Form under Luxembourg Law. This Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof in Luxembourg against the Company (except that Luxembourg courts may require that any document tabled as evidence be translated into French or German), and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in Luxembourg, that this Agreement be filed or recorded with any court or other authority in Luxembourg or that any tax or fee be paid in Luxembourg on or in respect of this Agreement, other than court costs, including (without limitation) filing fees, except however that registration of this Agreement with the Luxembourg Administration de l’Enregistrement et des Domaines may be required in the case of legal proceedings before Luxembourg courts or where this Agreement must be produced before an official authority in Luxembourg (in which case either a nominal registration duty or an ad valorem tax, the rate of which depends on the document and the underlying transaction, may become due and payable).

(o) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus there are no actions, suits, arbitrations, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any Luxembourg, Brazilian, federal, state or local or any foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, arbitration, claim, investigation or proceeding that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated in this Agreement.

(p) Independent Accountants. Deloitte Touche Tohmatsu Auditores Independentes, who have audited the combined financial statements as of and for each of the three years ended December 31, 2011 and who have performed a limited review on the condensed consolidated financial statements as of September 30, 2012 and for the nine-month periods ended September 30, 2012 and 2011 of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q) Title to Real and Personal Property; Leases, Subleases and Concessions. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in [            ], the Company and each of its subsidiaries have good and marketable title to all property owned by them that is material to the business of the Company and its subsidiaries, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in [            ], all of the leases, subleases and concessions material to the business of the Company and its subsidiaries, under which the Company or its subsidiaries hold the properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases, concessions or subleases, or affecting or questioning the rights of the Company or its subsidiaries to the continued possession of the leased or subleased property under any such leases, concessions or subleases, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Title to Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or the subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(t) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(u) Investment Company Act. The Company is not, and after giving effect to the offering, issuance and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v) PFIC Status. The Company, subject to the qualifications and assumptions set forth in the Pricing Disclosure Package, the Registration Statement and the Prospectus under the caption “Taxation—United States Federal Income Taxation,” does not believe that it was a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the Code or the regulations promulgated thereunder for the taxable year ended December 31, 2012 and does not expect that it will become a PFIC for the taxable year ending December 31, 2013 or in the foreseeable future.

(w) Taxes. Each of the Company and its subsidiaries has filed or caused to be filed all tax returns that are required to be filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it by any governmental authority to the extent that any of the foregoing is due and payable (other than that the amount or validity of which is currently being contested in good faith and for which, to the extent required by the IFRS, adequate reserves have been provided in accordance with IFRS) except where the failure to file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for those tax deficiencies which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Luxembourg Taxation. There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Luxembourg or any political subdivision thereof or taxing authority therein either (a) on or by virtue of the Company execution, delivery, performance or enforcement of this Agreement, including in connection with the issuance, sale or delivery of the Shares, or (b) on any payment to be made pursuant to this Agreement, except for (i) income taxes payable by the Underwriters relating to fees and commissions they will receive in connection with the transactions contemplated in this Agreement, (ii) a withholding or deduction if such withholding or deduction is required in respect of the Luxembourg laws of 21 June 2005 implementing the Council Directive 2003/481EC of 3 June 2003 on taxation of savings income in the form of interest payments (or any amendment thereof) and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of EU Member States or the Luxembourg law of 23 December 2005 (as amended) introducing in Luxembourg a 10% withholding tax as regards Luxembourg resident individuals, and (iii) a registration duty or any other similar tax in case of a voluntary registration or if the registration of this Agreement (and/or any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg is required in the case of legal proceeding before Luxembourg courts or in the case that this Agreement (and/or any document in connection therewith) must be produced before an official Luxembourg authority, in which case either a nominal registration duty or an ad valorem duty (of, for instance 0.24 (zero point twenty-four) percent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered and deeds (actes) and transfers (mutations) referred to in the documents.

(y) Licenses and Permits. The Company and its subsidiaries possess all concessions, licenses, certificates, consents, approvals, permits and other authorizations issued by, and have made all filings required under any Brazilian federal, state, local or foreign governmental or regulatory authorities for the ownership of their properties or for the conduct of their businesses, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and[, except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus in [            ]], neither the Company nor any of its subsidiaries has received notice of any violation, revocation or modification of any such concessions, license, certificate, permit, authorization or Brazilian or foreign federal, state or local law, regulation, rule or decree, order or judgment, in each case, applicable to the Company or any of its subsidiaries or has any reason to believe that any such concessions, license, certificate, permit or authorization will not be renewed in the ordinary course, except where such violation, default, revocation, modification or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries have conducted and are conducting their business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Company or any of its subsidiaries owns or leases property or conducts business, including without limitation, all orders, regulations, rules, codes or instruments issued or approved pursuant to the foregoing laws that apply to the Company and each of its subsidiaries, except where such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Labor Disputes. (i) Neither the Company nor any of its subsidiaries is engaged in any illegal labor practice; (ii) there is (A) no illegal labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently exists, or is pending or, to the Company’s knowledge, threatened, concerning the employees of the Company or any of its subsidiaries; and (iii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any Brazilian federal, state or local law or any foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any of its subsidiaries, except in each case for any such labor practice, complaint, grievance, strike, labor dispute, union organizing activities or violation of labor laws that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material

Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its Subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, certificates, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; (vii) neither the Company nor any of its subsidiaries has received notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Substances; (viii) none of the Company and its subsidiaries anticipates being required to make capital expenditures relating to any Environmental Laws; (ix) there are no facts or circumstances that would result in a violation of, liability under, or claim pursuant to any Environmental Law that would affect the Company or any of its subsidiaries; and (x) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would affect the Company or any of its subsidiaries. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(bb) Environmental Review. In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Accounting Controls. The Company and its subsidiaries (i) make and keep books and records that are accurate in all material respects and (ii) maintain internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with IFRS and with Luxembourg GAAP for the Company and to maintain accountability for their respective assets, (C) access to their respective assets is permitted only in accordance with management’s authorization and (D) the reported accountability for their respective assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to the differences. Except as disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus, there are no material weaknesses in the Company’s internal controls.

(dd) Insurance. The Company and its subsidiaries have insurance from insurers of recognized financial responsibility covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which they are engaged and are adequate, in all material respects, to protect the Company and its subsidiaries and their respective businesses, taken as a whole; all such insurance is fully in force on the date hereof, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at commercially reasonable cost from similar insurers as may be necessary to continue its business.

(ee) No Unlawful Payments. None of the Company or any of its subsidiaries or, to the knowledge of the Company, director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) made any payment or taken any action in violation of any provision of any Brazilian or other applicable law or regulation regarding illegal payments or corrupt practices, or of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), if any of such persons had been or were subject to the FCPA; or (iv) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment.

(ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable money laundering statutes of Luxembourg, Brazil and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Counsel (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of any Sanctions; and the Company will not, directly or indirectly, use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or to fund the activities of or business with any Person, or in any country or territory, that, at the time of such funding, would result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions.

(hh) No Restrictions on Subsidiaries. Except as otherwise disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) No Registration Rights. Except as disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus in [            ], no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(ll) Forward-Looking Statements. No opinion, analysis, forecast or forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry- and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply as of the effectiveness of the Registration Statement, including Section 402 related to loans.

(oo) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(a) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(pp) Luxembourg Approvals. Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus under the headings “Description of Capital Stock”

and “Dividend Policy”, no approvals other than shareholders’ approval are required in Luxembourg in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the company to the holders of the Shares.

(qq) No Immunity. The Company and its obligations under this Agreement are subject to civil and commercial law and to suit, and neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any of the Luxembourg, Brazilian or U.S. federal or New York state courts, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement.

(rr) Payments in Foreign Currency. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus under the heading “Taxation”, under current laws and regulations of Luxembourg and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in U.S. dollars or Euros and freely transferred out of Luxembourg (subject to any restrictions resulting from national or supra national sanctions or prohibitions applicable to certain jurisdictions) and all such payments made to non-residents of Luxembourg will not be subject to income, withholding or other taxes under laws and regulations of Luxembourg or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Luxembourg or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Luxembourg or any political subdivision or taxing authority thereof or therein, except (i) that distributions imputed for tax purposes on newly accumulated profits are subject to a withholding tax of 15% (unless exemptions apply under Luxembourg law or double taxation treaties) or (ii) if a withholding or deduction is required in respect of the Luxembourg laws of 21 June 2005 implementing the Council Directive 2003/481EC of 3 June 2003 on taxation of savings income in the form of interest payments (or any element thereof) and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of EU Member States.

(ss) Choice of Law. The choice of New York law as the law governing this Agreement is valid under the laws of Luxembourg and will be recognized by the courts of Luxembourg, except that a Luxembourg court may refuse to apply the law of another jurisdiction if it is deemed contrary to Luxembourg public order and/or in certain circumstances Luxembourg mandatory law. The submission by the Company to the jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York set forth in this Agreement constitutes a valid and legally binding obligation of the Company. Service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as the law of Luxembourg is concerned, to confer valid personal jurisdiction over the Company. The Company is not aware of any reason why this Agreement and, as the case may be, the enforcement in Luxembourg of a judgment relating to this Agreement would be contrary to the principles of public order or public policy of Luxembourg.

(tt) No License. It is not necessary under the laws of Luxembourg that any Underwriter be licensed, qualified or entitled to carry on business in Luxembourg (i) to enable such Underwriter to enforce its respective rights under this Agreement or the transactions contemplated in the Registration Statement, Pricing Disclosure Package and the Prospectus or (ii) solely by reason of the execution, delivery and performance of this Agreement or the consummation of such transactions. The Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in Luxembourg solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement.

(uu) Judgments. Any judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in The City of New York arising out of or in relation to the obligations of the Company under this Agreement or the transactions contemplated hereby will be enforceable against such Person and will be recognized in Luxembourg without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, subject to applicable exequatur proceedings, and provided that in particular proof of the following conditions provided by Luxembourg law for enforcement of foreign court judgments may have to be given: (i) the judgment is duly enforceable in New York; (ii) the New York court had jurisdiction over the subject matter of the action leading to the judgment; (iii) the New York court has acted in accordance with its own procedural laws; (iv) the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; (v) the New York court applied the substantive laws chosen by the parties to govern this Agreement; and (vi) the judgment is not contrary to the public order of Luxembourg.

(vv) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any communication in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, within two business days of the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, if so requested, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter that so requests (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely fashion.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives. The restrictions in the foregoing sentence shall not apply to (a) the Shares to be sold pursuant to this Agreement, (b) the issuance by the Company of Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement of which the Representatives have been advised in writing, (c) issuance of grants of employee stock options or equity awards pursuant to the terms of a plan in effect on the date hereof or issuances of Shares pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date of this Agreement, or (d) the issuance by the Company of Shares in connection with transactions involving the purchase of assets, and/or equity interests in, drilling and/or production services companies, including transactions involving a merger (incorporação), stock swap merger (incorporação de ações), share exchanges or similar transactions; provided the total amount of any such Shares issued pursuant to clause (d) shall not exceed 10% of the outstanding Shares of the Company and each transferee has agreed in writing to be bound by the same terms described in the lock-up letter described in Section 6(o) hereof to the extent and for the duration that such terms remain in effect at the time of the transfer.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(o) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Shares (it being understood that the Company makes no statement as to the acts of the Representatives in connection with the Offering).

(k) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, and maintain the Shares listed on the New York Stock Exchange (the “Exchange”).

(l) Reports. During the period of three years after the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system.

(m) Certain Tax Indemnities. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Shares to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by Luxembourg or Brazil, by any jurisdiction through which any payment is made at the direction of the Company, or by any governmental agency or body or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”) unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that such indemnity shall not be increased on account of (i) taxes which would not have been imposed but for the existence of any present or former connection between any of the Underwriters and the Taxing Jurisdiction, including such Underwriter having been a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement) or (ii) any taxes imposed or withheld by reason of the failure by the Underwriters to comply with a request of the payer addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such taxes.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 4(h) hereof.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved for use by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer, chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who, if not the chief executive officer, chief financial officer or chief accounting officer, is reasonably satisfactory to the Representatives (i) confirming that such officers have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, after reasonable investigation, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte Touche Tohmatsu Auditores Independentes shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of U.S. Counsel for the Company. White & Case LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to the Representatives and their counsel.

(h) Opinion and 10b-5 Statement of Brazilian Counsel for the Company. Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to the Representatives and their counsel.

(i) Opinion of Luxembourg Counsel for the Company. NautaDutilh Avocats Luxembourg, Luxembourg counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to the Representatives and their counsel.

(j) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion and 10b-5 Statement of Brazilian Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Lefosse Advogados, Brazilian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(m) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(n) Lock-up Agreements. The Lock-Up Letter Agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Chief Financial or Accounting Officer’s Certificate. The Company shall have furnished to the Representatives a certificate of the principal financial or accounting officer of the Company, dated the date of this Agreement and the Closing Date, substantially in the form of Exhibit D hereto.

(p) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [            ]; provided, that the Underwriters shall not be liable under this Section 7(b) to make any indemnification in excess of the underwriting discounts and commissions (net of taxes and expenses) received by such Underwriter with respect to the offering of the Shares.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the

“Indemnified Person”) shall, as promptly as reasonably practicable, notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person will be entitled to participate therein to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel (in addition to any local counsel) reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt by the Indemnifying Person from the Indemnified Person of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified

Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting taxes and expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions (net of taxes and expenses) received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares (net of taxes and expenses) exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market or the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited by the Commission or by any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State or Brazilian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Brazil; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or Brazil, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 3, Section 7 hereof shall not terminate and shall remain in effect.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-tenth of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses of the non-defaulting Underwriters as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all reasonable costs and expenses incurred incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any documentary, stamp, transaction or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees, subject to caps separately agreed with the Underwriters, to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 622-8358

Attention: Equity Syndicate Desk

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

One Bryant Park

New York, New York 10036,

Facsimile: (646) 855-8730

Attention: Syndicate Department

with a copy to:

Facsimile: (212) 230-8730

Attention: ECM Legal and Latam Legal

and

Itau BBA USA Securities Inc.

767 Fifth Avenue, Suite 50-13

New York, New York 10153

Facsimile: (212) 207-9076

Attention: Steven Hurwitz

Notices to the Company shall be given to them at

QGOG Constellation S.A.

40, avenue Monterey, L-2163

Luxembourg

Facsimile: + 55 21 2544-6128

Attention: Guilherme Lima

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Jurisdiction. Except as set forth below, any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly (each, a “Claim”), may be commenced, prosecuted or continued in any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts and personal service with respect thereto. Notwithstanding the foregoing, the Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way related to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of the Representatives, on behalf of the Underwriters, and the Company (on its and their own behalf and, to the extent permitted by applicable law, on behalf of its and their affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each party hereto agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such party and may be enforced in any other court in the jurisdiction of which such party is or may be subject, by suit upon such judgment. The Company hereby appoints National Corporate Research, Ltd., 10 East 40th Street, 10th floor, New York, New York, United States as their agent to accept and acknowledge on its behalf service of any and all process which may be served in connection with any Claim that may be instituted in any federal or state court in the City and County of New York.

(e) Waiver of Immunities. To the extent that the Company or its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Luxembourg, Brazilian, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

(f) Judgment Currency. The Company agrees to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred, as incurred, as a result of any judgment being given in connection with the this Agreement for which indemnification is provided by such person pursuant to Section 7 of this Agreement and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

QGOG CONSTELLATION S.A.

By:
Name:
Title:

(Underwriting Agreement)

Accepted: [            ], 2013

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

ITAU BBA USA SECURITIES INC.

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

(Underwriting Agreement)

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this      day of         , 2013, before me, a notary public within and for said county, personally appeared                      to me personally known who being duly sworn, did say that he is the                      of J.P. Morgan Securities LLC, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:
Title:	Notary Public, State of New York No. Qualified in
Commission Expires

(Underwriting Agreement)

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:
Authorized Signatory

(Underwriting Agreement)

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this      day of         , 2013, before me, a notary public within and for said county, personally appeared                      to me personally known who being duly sworn, did say that he is the                      of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:
Title:	Notary Public, State of New York No. Qualified in
Commission Expires

(Underwriting Agreement)

ITAU BBA USA SECURITIES INC.

By:
Authorized Signatory

(Underwriting Agreement)

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this      day of         , 2013, before me, a notary public within and for said county, personally appeared                      to me personally known who being duly sworn, did say that he is the                      of Itau BBA USA Securities Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:
Title:	Notary Public, State of New York No. Qualified in
Commission Expires

(Underwriting Agreement)

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Itau BBA USA Securities Inc.
Credit Suisse Securities (USA) LLC
Banco Bradesco BBI S.A.
Jefferies & Company, Inc.
DNB Markets, Inc.
Banco do Brasil Securities LLC
BNP Paribas Securities Corp.
ING Financial Markets LLC

Total

S-1

Annex A

a.	Pricing Disclosure Package

[Each Issuer Free Writing Prospectus to be included.]

b.	Pricing Information Provided Orally by Underwriters

[TO COME]

B-1

Annex B

QGOG Constellation S.A.

Pricing Term Sheet

[TO COME]

C-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

[            ], 2013

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

  INCORPORATED

ITAU BBA USA SECURITIES INC.

As Representatives of the

    several Underwriters listed

    in Schedule 1 to the Underwriting

    Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:         QGOG Constellation S.A.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with QGOG Constellation S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common shares, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Itau BBA USA Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares, having a par value of $1.00 per share, of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a share option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration

Ex-A-1

of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than (A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, (C) transfers of shares of Common Shares as a bona fide gift or gifts, (D) distributions of Common Shares or any security convertible into Common Shares to members, limited partners or shareholders of the undersigned, (E) the transfer of Common Shares by the undersigned to its affiliates or to any investment fund or other entity controlled or managed by the undersigned, or (F) the exercise by Constellation Coinvestment S.à.r.l. or Constellation Holding S.à.r.l. of any right pursuant to the Registration Rights Agreement (other than the exercise of demand registration rights under Article II of such agreement); provided that in the case of any transfer or distribution pursuant to clause (C) or (D), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

Nothing in this letter shall prevent the establishment by the undersigned of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that no sales of the Company’s capital stock shall be made pursuant to such a Plan prior to the expiration of the 180-day period referred to above; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with SEC or any other regulatory authority shall be required or shall be made voluntarily by the undersigned, the Company or any other person, prior to the expiration of the 180-day period referred to above.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Itau BBA USA Securities Inc. on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Itau BBA USA Securities Inc. on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Itau BBA USA Securities Inc. on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Ex-A-2

The undersigned understands that, if (i) the Company notifies the Representatives in writing before the Underwriting Agreement becomes effective that it does not intend to proceed with the public offering of the Shares, (ii) the Underwriting Agreement does not become effective by [            ], 2013, or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Ex-A-3

Exhibit B

FORM OF WAIVER OF LOCK-UP

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

        INCORPORATED

ITAU BBA USA SECURITIES INC.

QGOG Constellation S.A.

Public Offering of Common Shares

            , 20[    ]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by QGOG Constellation S.A. (the “Company”) of                  shares of common stock, $          par value (the “Common Stock”), of the Company and the lock-up letter dated [            ], 2013 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20     , with respect to Common Shares (the “Shares”).

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Itau BBA USA Securities Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20     ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Ex-B-1

            Yours very truly,

            J.P. Morgan Securities LLC

By:
Name:
Title:

            Merrill Lynch, Pierce, Fenner & Smith

                                  Incorporated

By:
Name:
Title:

            Itau BBA USA Securities Inc.

By:
Name:
Title:

Ex-B-2

Exhibit C

FORM OF PRESS RELEASE

QGOG Constellation S.A.

[Date]

QGOG Constellation S.A. (the “Company”) announced today that J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Itau BBA USA Securities Inc., the lead book-running managers in the Company’s recent public sale of shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex-C-1

Exhibit D

FORM OF COMPANY CHIEF FINANCIAL OFFICER CERTIFICATE

Ex-D-1